UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 15, 2014 (September 15, 2014)

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On September 15, 2014, Protective Life Corporation (the “Company”) called for redemption all $100 million in aggregate principal amount outstanding of its 8.00% Senior Notes due October 15, 2024 (NYSE: PLP) issued on October 9, 2009, CUSIP 743674 509 (the “Senior Notes”).  The Senior Notes will be redeemed on October 15, 2014 at a redemption price of 100% of the outstanding principal amount, plus accrued and unpaid interest to the date of redemption. The Company intends to fund the redemption of the Senior Notes from a draw under its existing revolving credit facility.

The redemption of the Senior Notes will be made only by means of a call notice by the trustee to holders of the Senior Notes in accordance with the terms of the indenture under which the Senior Notes were issued.  This Current Report on Form 8-K does not constitute a notice of redemption of the Senior Notes.

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit No.	Description

99.1	Press Release issued by Protective Life Corporation, dated September 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE CORPORATION

/s/Steven G. Walker
Steven G. Walker
Senior Vice President, Controller and Chief Accounting Officer

Dated: September 15, 2014